Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V83171-S31229 1. To approve the DLC Unification and Redomiciliation Transactions including, with effect from the Scheme of Arrangement becoming effective, the termination of the Equalization Agreement. 2. To authorize the Boards of Directors of Carnival Corporation and Carnival plc to take all action necessary and appropriate for implementing the Scheme of Arrangement and the DLC Unification and Redomiciliation Transactions. 3. To adopt the new articles of association of Carnival plc with effect from the passing of this resolution. 4. To adopt the new articles of association of Carnival plc with effect from the Scheme of Arrangement becoming effective. 5. To adopt the Memorandum of Continuance that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda. 6. To adopt the Carnival Corporation Ltd. Bye-Laws that will take effect upon the redomiciliation of Carnival Corporation from Panama to Bermuda. 7. To adjourn the Corporation Extraordinary General Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the GM Proposals. 8. To transact such other business as may properly come before the meeting. Please indicate if you plan to attend the Extraordinary General Meeting on April 17, 2026. For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! CARNIVAL CORPORATION The Boards of Directors unanimously recommend that you cast your vote "FOR" Proposals 1-7. ATTN: DOREEN FURNARI 3655 N.W. 87TH AVENUE MIAMI, FL 33178-2428 ! ! Yes No PERSONS WHO DO NOT INDICATE ATTENDANCE AT THE EXTRAORDINARY GENERAL MEETING ON THIS PROXY CARD WILL BE REQUIRED TO PRESENT PROOF OF STOCK OWNERSHIP TO ATTEND. (Please sign exactly as name appears above.) SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AT THE MEETING Attend the extraordinary shareholder meeting and cast your ballot.

V83172-S31229 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. CARNIVAL CORPORATION PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 17, 2026 The undersigned shareholders of Carnival Corporation hereby revoke all prior proxies and appoint the Chair and Secretary of the Extraordinary General Meeting, and each of them, proxies and attorneys in fact, each with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of common stock of Carnival Corporation which the undersigned is entitled to vote at the Extraordinary General Meeting of Shareholders to be held on April 17, 2026 or any postponement or adjournment of the Extraordinary General Meeting. The shares represented by this Proxy will be voted as specified herein. If not otherwise specified, such shares will be voted by the proxies FOR Proposals 1-7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Continued and to be signed on reverse side